Supplementary Provisions to Contract

between
A: Jinjiang City Gongcheng Management Services Co, Ltd.
and
B: Expert Network (Shenzhen) Co., Ltd.
On the basis of “Jinjiang City Electronic Administration Planning, Design and Construction Contract”, and after friendly consultation A and B agree to the following supplementary provisions.
1.
A confirms B as the lump-sum contractor of Jinjiang City Electronic Administration Engineering Project, and that B shall be responsible for implementation of the Project after accomplishing the planning and design of all the projects. As the occurrence of SARS is a force majeure, both parties agree to the postponement of the implementation of the Project for two months.

2.
Both parties confirm; the projects started at an earlier date are components of the Jinjiang City Electronic Administration Application Platform, Jinjiang City Electronic Administration Hardware Platform, Jinjiang City Electronic Administration Security Platform, Jinjiang City Electronic Administration Coordinated Office System. The previously signed contracts of these projects remain valid, and the costs are incorporated into the “Jinjiang City Electronic Administration Planning, Design and Construction Contract”.

3. Both parties confirm: there will be no independent contract for follow-up projects after the first phase of Jinjiang City Electronic Administration Project, and that B will provide planning and design according to the overall schedule of the Project, and they will be implemented after B’s confirmation. These projects are: Calling Station First Phase, Finance Monitoring System, Urgent Issue Project, Digital Archive, Geographic Information System First Phase, Decision Support System First Phase, Emergency Commanding System First Phase, and Statistical Data Report and Analysis System.

4. This Agreement has four identical copies, and each party A and B possesses two. It is regarded as supplementary provisions to “Jinjiang City Electronic Administration Planning, Design and Construction Contract”, and possesses the same legal validity as the main contract.

A. Jinjiang Gongchen Management Services	B. Expert Network (Shenzhen) Co., Ltd. Co., Ltd.
Address: South Main Street, Jinjiang City	Address: 31st Floor, South Renmin Road 2010, Shenzhen City
Legal Representative: Chen Zengrong	Legal Representative: Gong Shiqiu
Date: 10 June 2003	Date: 10 June 2003
Contact person: (signed and sealed)	Contact: (signed and sealed)
Tel: 0595-5785565	Tel: 0755-82209555
Fax: 0595-5785565	Fax: 0755-82182538
Date of Signing: June 10th, 2003	Place of signing: Jinjiang City, Fujian Province